News Release

Unisys Announces 3Q24 Results
Unisys Continues Strong New Business(6) Signings and Raises Profitability Guidance
•Revenue growth of 7.0% year over year (YoY), an 8.2% increase in constant currency(1)
•Gross profit margin of 29.2%, up 870 bps YoY; Excluding License and Support (Ex-L&S)(15) gross profit margin of 17.9%, up 390 bps YoY
•Operating profit margin of 1.5%, up 520 bps YoY; non-GAAP operating profit(8) margin of 9.9%, up 980 bps YoY
•Cash provided by operations of $32.0 million, compared to cash used for operations of $(4.1) million for the third quarter of 2023 (3Q23), and free cash flow(11) of $14.2 million compared to $(25.7) million for 3Q23
•New Business Total Contract Value (TCV)(4) increased 50% YoY driven by more than doubling of new logo signings
•Unisys raises 2024 non-GAAP operating profit margin guidance from 5.5% to 7.5% to 6.5% to 8.5%

BLUE BELL, Pa., October 29, 2024 – Unisys Corporation (NYSE: UIS) reported financial results for the third quarter of 2024 (3Q24).
"Our strong year-over-year growth in New Business signings continues to demonstrate increased awareness and demand for Unisys’ solutions," said Unisys Chair and CEO Peter A. Altabef. "We have experienced substantial growth in our AI solutions in production and are strengthening engagement with clients on their AI strategies and projects. We are also pleased with the strong sequential growth in our pipeline."
Unisys Chief Financial Officer Deb McCann said, "We are reiterating full-year revenue guidance and raising our full-year profitability guidance and expectation for cash generation. We continued to drive year-over-year profitability improvement, including in our Ex-L&S solutions, reflecting the progress we are making with our delivery and operational efficiency initiatives. Also, we strengthened our liquidity position with cash balances increasing sequentially to $374 million and obtaining an extension of our ABL credit facility through October 2027."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	3Q24	3Q23	YTD24	YTD23
Revenue	$497.0	$464.6	$1,463.0	$1,457.8
YoY revenue growth	7.0%		0.4%
YoY revenue growth in constant currency	8.2%		0.2%
Ex-L&S revenue	$392.5	$397.5	$1,183.2	$1,173.0
YoY revenue growth	(1.3)%		0.9%
YoY revenue growth in constant currency	(0.1)%		1.0%
License and Support(14) revenue	$104.5	$67.1	$279.8	$284.8
YoY revenue growth	55.7%		(1.8)%
YoY revenue growth in constant currency	57.3%		(3.0)%

Gross profit	$145.0	$95.3	$410.9	$370.1
Gross profit percent	29.2%	20.5%	28.1%	25.4%
Ex-L&S gross profit	$70.3	$55.7	$215.7	$171.6
Ex-L&S gross profit percent	17.9%	14.0%	18.2%	14.6%

Operating profit (loss)	$7.5	($17.1)	$48.8	$32.9
Operating profit (loss) percent	1.5%	(3.7)%	3.3%	2.3%
Non-GAAP operating profit	$49.4	$0.4	$113.1	$76.8
Non-GAAP operating profit percent	9.9%	0.1%	7.7%	5.3%

Net loss attributable to Unisys Corporation	($61.9)	($50.0)	($223.4)	($265.4)
Non-GAAP net income (loss) attributable to Unisys Corporation(10)	($5.8)	($22.3)	$7.9	$6.3

EBITDA(9)	$18.1	$7.6	($50.4)	($100.9)
Adjusted EBITDA(9)	$77.0	$37.0	$200.7	$185.5
Adjusted EBITDA as a percentage of revenue	15.5%	8.0%	13.7%	12.7%
Third Quarter 2024 Results
Revenue growth of 7.0% YoY, an 8.2% increase in constant currency, primarily driven by the timing of software license renewals. Ex-L&S revenue declined 1.3% YoY, a 0.1% decrease in constant currency.
Gross profit margin improved 870 bps YoY primarily driven by the timing of software license renewals. Ex-L&S gross profit margin improved 390 bps YoY primarily driven by delivery improvements and labor cost savings initiatives. Additionally, prior year Ex-L&S gross profit margin was negatively impacted by certain adjustments related to a previously exited contract.
Operating profit margin improved 520 bps YoY primarily driven by higher gross profit margin and lower professional services expense, partially offset by a non-cash goodwill impairment charge of $39.1 million related to Digital Workplace Solutions segment.
Net loss attributable to Unisys Corporation included an additional $29.0 million tax accrual established for certain foreign subsidiaries for which the company is no longer asserting indefinite reinvestment of earnings.

Financial Highlights by Segment

(In millions, except numbers presented as percentages)	3Q24	3Q23	YTD24	YTD23
Digital Workplace Solutions (DWS):
Revenue	$130.9	$140.9	$395.3	$406.9
YoY revenue growth	(7.1)%		(2.9)%
YoY revenue growth in constant currency	(6.2)%		(2.8)%
Gross profit	$21.3	$20.9	$61.7	$54.9
Gross profit percent	16.3%	14.8%	15.6%	13.5%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$131.5	$133.5	$394.8	$392.1
YoY revenue growth	(1.5)%		0.7%
YoY revenue growth in constant currency	(1.3)%		0.7%
Gross profit	$21.5	$20.4	$66.8	$59.2
Gross profit percent	16.3%	15.3%	16.9%	15.1%

Enterprise Computing Solutions (ECS):
Revenue	$157.9	$122.2	$442.4	$445.0
YoY revenue growth	29.2%		(0.6)%
YoY revenue growth in constant currency	32.7%		(0.9)%
Gross profit	$94.8	$61.4	$256.7	$259.7
Gross profit percent	60.0%	50.2%	58.0%	58.4%
Third Quarter 2024 Segment Results
DWS revenue declined 7.1% YoY, a decline of 6.2% in constant currency, primarily driven by lower discretionary volume with clients. DWS gross profit margin was 16.3%, an increase of 150 bps YoY, reflecting results from delivery modernization and efficiency initiatives.
CA&I revenue declined 1.5% YoY, a decline of 1.3% in constant currency. CA&I gross profit margin was 16.3%, an increase of 100 bps YoY, primarily driven by labor cost savings initiatives.
ECS revenue increased 29.2% YoY, an increase of 32.7% in constant currency. ECS gross profit margin was 60.0%, an increase of 980 bps YoY. The increase in revenue and gross profit margin was primarily driven by the timing of software license renewals.
Balance Sheet and Cash Flows

(In millions)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$373.7	$387.7

(In millions)	3Q24	3Q23	YTD24	YTD23
Cash provided by (used for) operations	$32.0	($4.1)	$58.5	$51.2
Free cash flow	$14.2	($25.7)	($0.4)	($8.5)
Pre-pension and postretirement free cash flow(12)	$22.8	($15.5)	$20.6	$32.8
Adjusted free cash flow(13)	$28.3	$1.4	$37.5	$89.5

Other Key Performance Metrics

	YoY Change	QoQ Change*
TCV
Total company	36%	(22)%
Ex-L&S TCV	18%	(25)%
Pipeline(3)
Total company	(13)%	9%
Ex-L&S pipeline	(12)%	10%
*QoQ - quarter over quarter
TCV improvement YoY was primarily due to increased New Business TCV of 50% YoY, primarily driven by new logo signings more than doubling YoY.
Total company and Ex-L&S pipeline declines YoY resulted from strong New Business conversion and timing of the Ex-L&S renewal schedule.
Backlog(2) was $2.80 billion for the third quarter of 2024 compared to $2.38 billion for the third quarter of 2023.
2024 Financial Guidance
The company reiterates full-year 2024 revenue growth and raises profitability guidance:

Guidance
Revenue growth in constant currency	(1.5)% to 1.5%
Revised non-GAAP operating profit margin*	6.5% to 8.5%
*Prior issued guidance for profitability was 5.5% to 7.5%.
Constant currency revenue guidance translates to reported revenue growth of (1.0)% to 2.0%, based on recent exchange rates, and assumes L&S revenue of approximately $415 million and Ex-L&S revenue growth near the low end of 1.5% to 5.0%.
Conference Call
Unisys will hold a conference call with the financial community on Wednesday, October 30 at 8 a.m. Eastern Time to discuss the results of the third quarter of 2024.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 8177230 from two hours after the end of the call until November 13, 2024.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents future revenue associated with contracted work, which has not yet been delivered or performed. Although the company believes this revenue will be recognized, it may, for commercial reasons, allow the orders to be canceled, with or without penalty.

(3) Pipeline – Represents qualified prospective sale opportunities for which bids have been submitted or vetted prospective sales opportunities which are being actively pursued. There is no assurance that pipeline will translate into recorded revenue.

(4) Total Contract Value (TCV) – Represents the estimated revenue related to contracts signed in the period without regard for cancellation terms. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts.

(5) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(6) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(7) Next-Gen Solutions – Includes our Modern Workplace solutions within DWS, Digital Platforms and Applications (DP&A) solutions within CA&I, Specialized Services and Next-Gen Compute (SS&C) solutions within ECS, as well as Micro-Market solutions. The company uses estimated Next-Gen Solutions metrics to provide insight into the company's progress in shifting the revenue mix towards solutions that are generally higher-growth and higher-margin.

(8) Non-GAAP operating profit – This measure excludes pretax pension and postretirement expense, pretax goodwill impairment charge and pretax charges in connection with certain legal matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension and postretirement expense; goodwill impairment charge; certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses, non-cash share-based expense, and other (income) expense adjustments.

(10) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures excluded pension and postretirement expense, and charges or (credits) in connection with goodwill impairment; certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(11) Free cash flow – Represents cash flow from operations less capital expenditures.

(12) Pre-pension and postretirement free cash flow – Represents free cash flow before pension and postretirement contributions.

(13) Adjusted free cash flow – Represents free cash flow less cash used for pension and postretirement funding; certain legal matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other payments.

(14) License and Support (L&S) – Represents software license and related support revenue within the company's ECS segment.

(15) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support revenue within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, statements made in Mr. Altabef's and Ms. McCann's quotations, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, investments in artificial intelligence adoption and innovation, future growth of our Next-Gen Solutions(7), TCV and New Business TCV, the impact of New Logo signings, the impact of Unisys Logistics Optimization, backlog, pipeline, book-to-bill(5), full-year 2024 revenue growth and profitability guidance, including constant currency revenue, Ex-L&S revenue growth, L&S revenue, non-GAAP operating profit margin, free cash flow generation and the assumptions and other expectations made in connection with our full-year 2024 financial guidance, our pension liability, future economic benefits from net operating losses and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as postretirement expense; certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results and to isolate in some instances the impact of software license renewals, which tend to be lumpy, and related support services in order to evaluate the company’s business outside of these areas. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, AI, digital workplace, logistics and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 1029/9967
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Services	$414.9	$415.2	$1,247.8	$1,236.1
Technology	82.1	49.4	215.2	221.7
	497.0	464.6	1,463.0	1,457.8
Costs and expenses
Cost of revenue
Services	308.9	324.0	935.9	963.6
Technology	43.1	45.3	116.2	124.1
	352.0	369.3	1,052.1	1,087.7
Selling, general and administrative	91.9	108.1	305.5	321.3
Research and development	6.5	4.3	17.5	15.9
Goodwill impairment	39.1	—	39.1	—
	489.5	481.7	1,414.2	1,424.9
Operating income (loss)	7.5	(17.1)	48.8	32.9
Interest expense	7.9	7.8	23.7	22.9
Other (expense), net	(8.2)	(3.6)	(159.7)	(217.2)
Loss before income taxes	(8.6)	(28.5)	(134.6)	(207.2)
Provision for income taxes	53.3	20.4	89.1	55.7
Consolidated net loss	(61.9)	(48.9)	(223.7)	(262.9)
Net income (loss) attributable to noncontrolling interests	—	1.1	(0.3)	2.5
Net loss attributable to Unisys Corporation	$(61.9)	$(50.0)	$(223.4)	$(265.4)
Loss per share attributable to Unisys Corporation
Basic	$(0.89)	$(0.73)	$(3.23)	$(3.89)
Diluted	$(0.89)	$(0.73)	$(3.23)	$(3.89)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended September 30, 2024
Revenue	$497.0	$130.9	$131.5	$157.9	$76.7
Gross profit percent	29.2%	16.3%	16.3%	60.0%
Three Months Ended September 30, 2023
Revenue	$464.6	$140.9	$133.5	$122.2	$68.0
Gross profit percent	20.5%	14.8%	15.3%	50.2%

	Total	DWS	CA&I	ECS	Other
Nine Months Ended September 30, 2024
Revenue	$1,463.0	$395.3	$394.8	$442.4	$230.5
Gross profit percent	28.1%	15.6%	16.9%	58.0%
Nine Months Ended September 30, 2023
Revenue	$1,457.8	$406.9	$392.1	$445.0	$213.8
Gross profit percent	25.4%	13.5%	15.1%	58.4%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$373.7	$387.7
Accounts receivable, net	447.0	454.5
Contract assets	13.2	11.7
Inventories	20.1	15.3
Prepaid expenses and other current assets	93.1	101.8
Total current assets	947.1	971.0
Properties	400.8	396.4
Less-accumulated depreciation and amortization	342.7	332.1
Properties, net	58.1	64.3
Outsourcing assets, net	24.6	31.6
Marketable software, net	170.2	166.2
Operating lease right-of-use assets	40.0	35.4
Prepaid pension and postretirement assets	44.2	38.0
Deferred income taxes	107.2	114.0
Goodwill	248.5	287.4
Intangible assets, net	36.6	42.7
Restricted cash	8.0	9.0
Assets held-for-sale	4.9	4.9
Other long-term assets	172.2	200.9
Total assets	$1,861.6	$1,965.4
Total liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$7.7	$13.0
Accounts payable	119.9	130.9
Deferred revenue	185.0	198.6
Other accrued liabilities	272.7	308.4
Total current liabilities	585.3	650.9
Long-term debt	488.5	491.2
Long-term pension and postretirement liabilities	771.0	787.7
Long-term deferred revenue	106.3	104.4
Long-term operating lease liabilities	29.4	25.6
Other long-term liabilities	69.0	44.0
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(202.2)	(151.8)
Noncontrolling interests	14.3	13.4
Total deficit	(187.9)	(138.4)
Total liabilities and deficit	$1,861.6	$1,965.4

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Consolidated net loss	$(223.7)	$(262.9)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Foreign currency losses (gains)	10.5	(2.1)
Non-cash interest expense	0.9	0.9
Employee stock compensation	16.2	12.9
Depreciation and amortization of properties	18.0	20.9
Depreciation and amortization of outsourcing assets	18.0	37.5
Amortization of marketable software	35.7	37.7
Amortization of intangible assets	6.1	7.3
Goodwill impairment	39.1	—
Other non-cash operating activities	(0.7)	0.4
Loss on disposal of capital assets	0.1	0.3
Pension and postretirement contributions	(21.0)	(41.3)
Pension and postretirement expense	171.1	214.1
Deferred income taxes, net	33.5	14.5
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Receivables, net and contract assets	27.9	58.3
Inventories	(4.9)	(0.6)
Other assets	(3.5)	(24.8)
Accounts payable and current liabilities	(76.2)	(33.7)
Other liabilities	11.4	11.8
Net cash provided by operating activities	58.5	51.2
Cash flows from investing activities
Proceeds from foreign exchange forward contracts	2,285.1	2,044.3
Purchases of foreign exchange forward contracts	(2,279.9)	(2,030.0)
Investment in marketable software	(36.7)	(32.9)
Capital additions of properties	(11.0)	(15.4)
Capital additions of outsourcing assets	(11.2)	(11.4)
Other	(0.3)	(0.9)
Net cash used for investing activities	(54.0)	(46.3)
Cash flows from financing activities
Payments of long-term debt	(11.8)	(13.7)
Other	(1.9)	(0.4)
Net cash used for financing activities	(13.7)	(14.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5.8)	0.4
Decrease in cash, cash equivalents and restricted cash	(15.0)	(8.8)
Cash, cash equivalents and restricted cash, beginning of period	396.7	402.7
Cash, cash equivalents and restricted cash, end of period	$381.7	$393.9

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2024	2023	2024	2023
Net loss attributable to Unisys Corporation		$(61.9)	$(50.0)	$(223.4)	$(265.4)
Pension and postretirement expense	pretax	12.1	10.3	171.1	214.1
	tax	0.2	(0.2)	0.4	(0.6)
	net of tax	11.9	10.5	170.7	214.7
Goodwill impairment	pretax	39.1	—	39.1	—
	tax	—	—	—	—
	net of tax	39.1	—	39.1	—
Certain legal matters	pretax	0.8	9.4	(0.9)	23.8
	tax	—	—	(2.8)	—
	net of tax	0.8	9.4	1.9	23.8
Environmental matters	pretax	0.4	(0.1)	1.4	17.7
	tax	—	—	—	—
	net of tax	0.4	(0.1)	1.4	17.7
Cost reduction and other expenses	pretax	3.9	8.3	18.5	16.2
	tax	—	0.4	0.3	0.7
	net of tax	3.9	7.9	18.2	15.5

Non-GAAP net (loss) income attributable to Unisys Corporation		$(5.8)	$(22.3)	$7.9	$6.3

Weighted average shares (thousands)		69,357	68,381	69,112	68,205
Plus incremental shares from assumed vesting:
	Employee stock plans	—	—	—	—
Adjusted weighted average shares		69,357	68,381	69,112	68,205

Weighted average shares (thousands)		69,357	68,381	69,112	68,205
Plus incremental shares from assumed vesting:
	Employee stock plans	—	—	1,960	805
Non-GAAP adjusted weighted average shares		69,357	68,381	71,072	69,010

Diluted loss per share
Net loss attributable to Unisys Corporation		$(61.9)	$(50.0)	$(223.4)	$(265.4)
Divided by adjusted weighted average shares		69,357	68,381	69,112	68,205
Diluted loss per share		$(0.89)	$(0.73)	$(3.23)	$(3.89)
Non-GAAP basis
Non-GAAP net (loss) income attributable to Unisys Corporation for diluted (loss) earnings per share		$(5.8)	$(22.3)	$7.9	$6.3
Divided by Non-GAAP adjusted weighted average shares		69,357	68,381	71,072	69,010
Non-GAAP diluted (loss) earnings per share		$(0.08)	$(0.33)	$0.11	$0.09

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash provided by (used for) operations	$32.0	$(4.1)	$58.5	$51.2
Additions to marketable software	(11.0)	(11.6)	(36.7)	(32.9)
Additions to properties	(3.7)	(3.5)	(11.0)	(15.4)
Additions to outsourcing assets	(3.1)	(6.5)	(11.2)	(11.4)
Free cash flow	14.2	(25.7)	(0.4)	(8.5)
Pension and postretirement funding	8.6	10.2	21.0	41.3
Pre-pension and postretirement free cash flow	22.8	(15.5)	20.6	32.8
Certain legal payments	(0.5)	7.4	2.0	20.4
Environmental matters payments	4.0	3.8	8.4	14.5
Cost reduction and other payments, net	2.0	5.7	6.5	21.8
Adjusted free cash flow	$28.3	$1.4	$37.5	$89.5

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net loss attributable to Unisys Corporation	$(61.9)	$(50.0)	$(223.4)	$(265.4)
Net income (loss) attributable to noncontrolling interests	—	1.1	(0.3)	2.5
Interest expense, net of interest income of $5.5, $6.9, $17.3 and $20.0, respectively(1)	2.4	0.9	6.4	2.9
Provision for income taxes	53.3	20.4	89.1	55.7
Depreciation	11.3	19.6	36.0	58.4
Amortization	13.0	15.6	41.8	45.0
EBITDA	$18.1	$7.6	$(50.4)	$(100.9)

Pension and postretirement expense	$12.1	$10.3	$171.1	$214.1
Goodwill impairment	39.1	—	39.1	—
Certain legal matters(2)	0.8	9.4	(0.9)	23.8
Environmental matters(1)	0.4	(0.1)	1.4	17.7
Cost reduction and other expenses(3)	2.4	5.9	12.4	9.0
Non-cash share based expense	4.8	3.8	15.9	12.5
Other (income) expense, net adjustment(4)	(0.7)	0.1	12.1	9.3
Adjusted EBITDA	$77.0	$37.0	$200.7	$185.5

(1) Included in other (expense), net on the consolidated statements of income (loss).
(2) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss). For the nine months ended September 30, 2024, certain legal matters include a net gain of $14.9 million related to a favorable judgment received in a Brazilian services tax matter.

(3) Reduced for depreciation and amortization included above.
(4) Other expense, net as reported on the consolidated statements of income (loss) less pension and postretirement expense, interest income and items included in certain legal and environmental matters, cost reduction and other expenses.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$497.0	$464.6	$1,463.0	$1,457.8
Net loss attributable to Unisys Corporation as a percentage of revenue	(12.5)%	(10.8)%	(15.3)%	(18.2)%
Non-GAAP net (loss) income attributable to Unisys Corporation as a percentage of revenue	(1.2)%	(4.8)%	0.5%	0.4%
Adjusted EBITDA as a percentage of revenue	15.5%	8.0%	13.7%	12.7%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT(LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating profit (loss)	$7.5	$(17.1)	$48.8	$32.9
Goodwill impairment	39.1	—	39.1	—
Certain legal matters(1)	(2.2)	9.3	8.2	23.7
Cost reduction and other expenses(2)	4.6	7.8	15.9	19.1
Pension and postretirement expense(1)	0.4	0.4	1.1	1.1
Non-GAAP operating profit	$49.4	$0.4	$113.1	$76.8

Revenue	$497.0	$464.6	$1,463.0	$1,457.8

Operating profit (loss) percent	1.5%	(3.7)%	3.3%	2.3%
Non-GAAP operating profit percent	9.9%	0.1%	7.7%	5.3%

(1) Included in selling, general and administrative on the consolidated statements of income (loss).
(2) Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss).

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$497.0	$464.6	$1,463.0	$1,457.8
L&S revenue	104.5	67.1	279.8	284.8
Ex-L&S Non-GAAP revenue	$392.5	$397.5	$1,183.2	$1,173.0

Gross profit	$145.0	$95.3	$410.9	$370.1
L&S gross profit	74.7	39.6	195.2	198.5
Ex-L&S Non-GAAP gross profit	$70.3	$55.7	$215.7	$171.6

Gross profit percent	29.2%	20.5%	28.1%	25.4%
Ex-L&S Non-GAAP gross profit percent	17.9%	14.0%	18.2%	14.6%